AMENDMENT TO DISTRIBUTION SERVICES AGREEMENT

     AMENDMENT made as of March 1, 2005 to the Distribution Services Agreement (the "Agreement") made as of September 2, 2003 between THE ALLIANCEBERNSTEIN PORTFOLIOS (formerly The Alliance Portfolios), a Massachusetts business trust (the "Trust"), on behalf of each of its portfolio series (including, without limitation, AllianceBernstein Wealth Appreciation Strategy, AllianceBernstein Balanced Wealth Strategy, AllianceBernstein Wealth Preservation Strategy, AllianceBernstein Tax-Managed Wealth Appreciation Strategy, AllianceBernstein Tax-Managed Balanced Wealth Strategy, AllianceBernstein Tax-Managed Wealth Preservation Strategy, and AllianceBernstein Growth Fund) (each, a "Fund"), and ALLIANCEBERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT, INC. (formerly Alliance Fund Distributors, Inc.), a Delaware corporation (the "Underwriter"). Capitalized terms not defined herein have the meaning set forth in the Agreement

                                   WITNESSETH

     WHEREAS, the Trust and the Underwriter are parties to the Agreement;

     WHEREAS, the Trust has decided to issue and sell to the public shares of its Class K Common Stock (the "Class K Shares") and its Class I Common Stock (the "Class I Shares") in addition to its Class A shares, Class B shares, Class C shares, Advisor Class shares and Class R shares;

     WHEREAS, the Underwriter is willing to act, and the Trust wishes to appoint the Underwriter, as underwriter and distributor of the Class K Shares and Class I Shares of the Trust;

     NOW, THEREFORE, the parties agree to amend the Agreement as follows:

     1. Section 1 of the Agreement is amended by deleting it in its entirety and replacing it with the following:

          SECTION 1. Appointment of Underwriter. The Trust hereby appoints the Underwriter as the principal underwriter and distributor of the Trust to sell to the public its Class A shares, Class B shares, Class C shares, Advisor Class shares, Class R Shares, Class K Shares and Class I Shares and shares of such other class or classes as the Trust and the Underwriter shall from time to time mutually agree shall become subject to the Agreement ("New shares"), (the Class A shares, Class B shares, Class C shares, Advisor Class shares, Class R Shares, Class K Shares and Class I Shares and New shares shall be collectively referred to herein as the "shares") and hereby agrees during the term of this Agreement to sell shares to the Underwriter upon the terms and conditions set forth herein.

     2. Section 5 of the Agreement is amended by deleting it in its entirety and replacing it with the following:

          SECTION 5. Distribution Services Fees and Service Fees. (a) For its services as distributor of a Fund's Class A shares, the Distributor shall also receive from the Fund a service fee and a distribution services fee at the annual rates of .25% and .05%, respectively, of a Fund's average daily net assets attributable to its Class A shares, subject to the terms and conditions set forth in the Distribution Plan attached as Exhibit A hereto, as amended from time to time. For its services as distributor of a Fund's Class B shares, the Distributor shall also receive from the Fund a service fee and a distribution services fee at the annual rates of .25% and .75%, respectively, of a Fund's average daily net assets attributable to its Class B shares, subject to the other terms and conditions set forth in the Distribution Plan attached as Exhibit B hereto, as amended from time to time. For its services as distributor of a Fund's Class C shares, the Distributor shall receive from the Fund a service fee and a distribution services fee at the annual rates of .25% and .75%, respectively, of a Fund's average daily net assets attributable to its Class C shares, subject to the other terms and conditions set forth in the Distribution Plan attached as Exhibit C hereto, as amended from time to time. For its services as distributor of a Fund's Class R shares, the Distributor shall receive from the Fund a service fee and a distribution services fee at the annual rates of .25% and .25%, respectively, of a Fund's average daily net assets attributable to its Class R shares, subject to the other terms and conditions set forth in the Distribution Plan attached as Exhibit D hereto, as amended from time to time. For its services as distributor of a Fund's Class K shares, the Distributor shall receive from the Fund a service fee at the annual rate of .25% of a Fund's average daily net assets attributable to its Class K shares, subject to the other terms and conditions set forth in the Distribution Plan attached as Exhibit E hereto, as amended from time to time. The respective service fees and distribution services fees applicable to a Fund's Class A shares, Class B shares, Class C shares, Class R shares and Class K shares shall be accrued daily and paid monthly.



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     IN WITNESS WHEREOF, the parties have executed this Amendment to the
Agreement as of the date first set forth above.


                                               THE ALLIANCEBERNSTEIN PORTFOLIOS



                                       By:
                                               -----------------------------
                                               Title:

                                               ALLIANCEBERNSTEIN INVESTMENT
                                               RESEARCH AND MANAGEMENT,
                                               INC.


                                       By:
                                               -----------------------------
                                               Title:






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